UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2022

Light & Wonder, Inc.
SCIENTIFIC GAMES CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	81-0422894
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

001-11693
(Commission File Number)

6601 Bermuda Road, Las Vegas, NV 89119
(Address of registrant’s principal executive office)

(702) 897-7150
(Registrant’s telephone number, including area code)

Scientific Games Corporation
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $.001 par value	SGMS	The NASDAQ Stock Market LLC
Preferred Stock Purchase Rights		The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective April 28, 2022, Light & Wonder, Inc., formerly known as Scientific Games Corporation (the “Company”), completed its legal entity name change from Scientific Games Corporation to Light & Wonder, Inc. The name change was made in accordance with Section 92A.180 of the Nevada Revised Statutes (the “NRS”) by merging a wholly-owned subsidiary of the Company with and into the Company, with the Company being the surviving corporation in the merger (the “Merger”). The Company effectuated the Merger by filing Articles of Merger with the Secretary of State of the State of Nevada. Pursuant to the Articles of Merger, the Company amended its Amended and Restated Articles of Incorporation (the “Charter”) to change the Company’s corporate name to Light & Wonder, Inc. With the exception of the name change, there were no other changes to the Company’s Charter. A copy of the Articles of Merger as filed with the Secretary of State of the State of Nevada is filed herewith as Exhibit 3.1 and is incorporated herein by reference.

The Company’s Board of Directors approved an amendment and restatement of the Company’s Amended and Restated Bylaws (the “Second Amended and Restated Bylaws”), effective April 28, 2022, to (a) reflect the name change of the Company, (b) conform the provisions relating to quorum and exclusive forum to reflect changes to applicable law since the date such bylaws were adopted, and (c) make certain other amendments reflecting clarifying, non-substantive, administrative or procedural changes to modernize and update the bylaws including to the provisions relating to indemnification and exculpation of directors and officers and deemed notice and consent. The foregoing description of the bylaws amendment is qualified in its entirety by reference to the copy of the Second Amended and Restated Bylaws which is filed as Exhibit 3.2 to this Current Report on Form 8-K.

Following the name change, all shares of the Company’s common stock, $.001 par value (the “Common Stock”), shall be uncertificated and shall be evidenced by a book-entry system maintained by the registrar of such Common Stock, provided that the issuance of uncertificated shares has no effect on existing certificates for shares until surrendered and the Company may issue certificated shares for some or all of any or all classes or series of its Common Stock to any stockholder who so requests. The Company shall send a written statement to each stockholder of record certifying the number of shares of Common Stock in the Company owned by such stockholder and shall annually send a written statement to stockholders of record confirming the information in the written statement previously sent, to the extent required by law.

As of the opening of trading on April 29, 2022, the ticker symbol of the Company’s common stock on The Nasdaq Stock Market will be “LNW”. The CUSIP number of the Company’s common stock will remain 80874P109. The Company’s name and ticker symbol changes do not affect the rights of the Company’s security holders, creditors, customers or suppliers.

Item 7.01. Regulation FD Disclosure.

On April 28, 2022, the Company issued a press release announcing the name and ticker symbol changes. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 7.01 as well as in Exhibit 99.1 is furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and such information shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Articles of Merger, filed with Secretary of State of the State of Nevada, effective as of April 28, 2022.

3.2	Second Amended and Restated Bylaws of Light & Wonder, Inc., effective as of April 28, 2022.

99.1	Press Release of the Company, dated April 28, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 28, 2022	LIGHT & WONDER, INC.

	By:	/s/ Constance P. James
		Name:	Constance P. James
		Title:	Executive Vice President, Chief Financial Officer, Treasurer and Corporate Secretary